Exhibit 99.1
Coty Inc. Announces Cash Tender Offer for Up to $250 Million Outstanding 5.000% Senior Secured Notes due 2026
Concurrently Announces Full Redemption of 4.750% Senior Notes due 2026
Tender Offer and Redemption Continue Coty’s Deleveraging Agenda
NEW YORK (November 6, 2024) – Coty Inc. (NYSE: COTY) (“Coty” or the “Company”) today announced its offer to purchase for cash up to $250,000,000 aggregate principal amount (subject to increase) (the “Notes Cap”) of its outstanding 5.000% Senior Secured Notes due 2026 (the “Notes”). Such offer to purchase is referred to herein as the “Tender Offer.”

Title of Security	Security Identifiers	Principal Amount Outstanding	Tender Offer Consideration(1)(2)	Early Tender Premium(1)(2)	Total Consideration(1)(2)(3)
5.000% Senior Secured Notes due 2026	CUSIPs: 222070AE4 U2203CAE1 ISINs: US222070AE41 (144A) USU2203CAE13 (Reg S)	$650,000,000	$970.00	$30.00	$1,000.00
a.Per $1,000 principal amount of Notes validly tendered on or prior to the Early Tender Date (as defined below) and accepted for purchase by the Company.
b.Does not include Accrued Interest (as defined below), which will also be payable as described below.
c.Includes the Early Tender Premium (as defined below).
The Tender Offer is being made upon the terms and subject to conditions described in the Offer to Purchase, dated November 6, 2024 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offer. The Company reserves the right, but is under no obligation, to increase or decrease the Notes Cap in its sole discretion at any time without extending or reinstating withdrawal rights, subject to compliance with applicable law.
The Tender Offer will expire at 5:00 p.m., New York City time, on December 6, 2024, or any other date and time to which the Company extends the Tender Offer (such date and time, as it may be extended with respect to the Tender Offer, the “Expiration Date”), unless earlier terminated. Holders of Notes must validly tender and not validly withdraw their Notes prior to or at 5:00 p.m., New York City time, on November 20, 2024 (such date and time, as it may be extended with respect to the Tender Offer, the “Early Tender Date”), and the holder’s Notes must be accepted for purchase, to be eligible to receive the Total Consideration (as defined below). If a holder validly tenders Notes after the Early Tender Date but prior to or at the Expiration Date, and the holder’s Notes are accepted for purchase, the holder will only be eligible to receive the Tender Offer Consideration (as defined below).

Subject to the Notes Cap and proration, if applicable, the total consideration for each $1,000 principal amount of the Notes validly tendered (and not validly withdrawn) prior to the Early Tender Date and accepted for purchase pursuant to the Tender Offer will be as set forth in the table above (excluding Accrued Interest (as defined below), the “Total Consideration”). The Total Consideration includes an early tender premium per $1,000 principal amount of Notes accepted for purchase as set forth in the table above (the “Early Tender Premium”). Notes validly tendered after the Early Tender Date but prior to the Expiration Date and accepted for purchase will receive the Total Consideration minus the Early Tender Premium (the “Tender Offer Consideration”).
In addition to the consideration described above, all holders of Notes accepted for purchase in the Tender Offer will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the applicable settlement date (“Accrued Interest”).
The Company intends to fund the purchase of validly tendered and accepted Notes with available cash on hand and other sources of liquidity. The purpose of the Tender Offer is to purchase a portion of the Notes, subject to the Notes Cap, in order to reduce the Company’s total outstanding public debt consistent with the Company’s previously announced deleveraging strategy.
The Tender Offer will expire on the Expiration Date. Except as set forth below, payment for the Notes that are validly tendered prior to or at the Expiration Date and that are accepted for purchase will be made on a date promptly following the Expiration Date, which is currently anticipated to be December 10, 2024, the second business day after the Expiration Date. The Company reserves the right, in its sole discretion, to make payment for Notes that are validly tendered prior to or at the Early Tender Date and that are accepted for purchase on an earlier settlement date, which, if applicable, is currently anticipated to be November 22, 2024, provided that the conditions to the satisfaction of the Tender Offer are satisfied. The Company is not obligated to conduct any early settlement or have any early settlement occur on any particular date.
Tendered Notes may be withdrawn prior to or at, but not after, 5:00 p.m., New York City time, on November 20, 2024.
The Tender Offer is subject to the satisfaction or waiver of certain conditions which are specified in the Offer to Purchase. The Tender Offer is not conditioned on any minimum principal amount of Notes being tendered.
Information Relating to the Tender Offer
The Offer to Purchase is being distributed to holders beginning today. MUFG Securities Americas Inc. is serving as Dealer Manager in connection with the Tender Offer. Investors with questions regarding the terms and conditions of the Tender Offer may contact the dealer manager as follows:

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Attn: Liability Management
U.S.: +1 (212) 405-7481
U.S. Toll-Free: +1 (877) 744-4532
D.F. King & Co., Inc. is the Tender and Information Agent for the Tender Offer. Any questions regarding procedures for tendering Notes or request for copies of the Offer to Purchase should be directed to

D.F. King & Co., Inc. by any of the following means: by telephone at +1 (800) 714-3306 (toll-free) or +1 (212) 269-5550 (collect) or by email at coty@dfking.com.
This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offer is being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer manager, the tender and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offer. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the Tender Offer, and, if so, the principal amount of Notes to tender.
Full Redemption of 4.750% Senior Notes due 2026
On November 6, 2024, the Company issued a notice of full redemption for the €180.3 million outstanding aggregate principal amount of its 4.750% Senior Notes due 2026 (the “4.750% Notes”). The 4.750% Notes will be redeemed in full on December 6, 2024 (the “Redemption Date”), at a redemption price equal to 100% of the principal amount of the 4.750% Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. The Tender Offer is not conditioned on the completion of the redemption of the 4.750% Notes.
About Coty Inc.
Founded in Paris in 1904, Coty is one of the world’s largest beauty companies with a portfolio of iconic brands across fragrance, color cosmetics, and skin and body care. Coty serves consumers around the world, selling prestige and mass market products in more than 125 countries and territories. Coty and its brands empower people to express themselves freely, creating their own visions of beauty; and Coty is committed to protecting the planet.
Cautionary Note Regarding Forward Looking Statements
The statements contained in this press release include certain “forward-looking statements” within the meaning of the securities laws. These forward-looking statements reflect Coty’s current views with respect to, among other things, the proposed Tender Offer, the expected source of funds, and the redemption of the 4.750% Notes. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “temporary,” “target,” “aim,” “potential,” “goal” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are not guarantees of Coty’s future performance, but are subject to a number of risks and uncertainties, many of which are beyond Coty’s control, which could cause actual events or results (including Coty’s financial condition, results of operations, cash flow and prospects) to differ materially from such statements, including Coty’s ability to consummate the Tender Offer or the redemption of the 4.750% Notes on the terms and timing described herein, or at all, and other factors identified in “Risk Factors” included in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and its subsequent quarterly report on Form 10-Q. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this press release, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.
For more information contact:
Investor Relations
Olga Levinzon +1 212 389-7733
olga_levinzon@cotyinc.com
Media
Antonia Werther +31 621 394495
antonia_werther@cotyinc.com